UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2013

Frederick’s of Hollywood Group Inc.

(Exact Name of Registrant as Specified in Charter)

New York	001-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6255 Sunset Boulevard, Hollywood, CA	90028
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (323) 466-5151

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2013, Frederick’s of Hollywood Group Inc., FOH Holdings, Inc., Frederick’s of Hollywood, Inc., Frederick’s of Hollywood Stores, Inc. and Hollywood Mail Order, LLC (collectively, the “Borrowers”) entered into a Third Amendment (“Third Amendment”) to that certain Credit and Security Agreement, dated as of May 31, 2012 (as amended, the “Credit Agreement”), with Salus Capital Partners, LLC (“Salus”).

The Third Amendment provides that there will be no minimum excess availability requirement until October 31, 2013. In addition, through October 31, 2013, the initial $1,500,000 of the outstanding balance of the advances under the line of credit (other than the “first in last out” tranche, or FILO Advance) will bear interest at 20% per annum, and thereafter at no less than 7% per annum.

Concurrently with the execution of the Third Amendment, the Borrowers paid to Salus a one-time $50,000 cash fee in consideration for Salus’ agreement to enter into the Third Amendment.

The foregoing is a summary of the Third Amendment, which is not complete, and is qualified in its entirety by reference to the full text of such agreement, which is attached as an exhibit to this Current Report on Form 8-K. Readers should review the foregoing agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amendment to Credit and Security Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Frederick’s of Hollywood Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2013

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Lynch
Thomas Lynch
Chairman and Chief Executive Officer
(Principal Executive Officer)

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